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                                                                    EXHIBIT 99.1

                                                              NEWS RELEASE

FOR IMMEDIATE RELEASE                                CONTACT: JERRY SZCZEPANSKI
                                                              CEO
                                                              972-307-5555

                 GADZOOKS, INC. ENTERS INTO TRANCHE B LOAN WITH
                             GRYPHON MASTER FUND, LP
                 ESTABLISHES KEY TERMS OF PLAN OF REORGANIZATION

Dallas, Texas, November 1, 2004 - Gadzooks, Inc. (OTC Pink Sheets: GADZQ) received on Friday, October 29, 2004, the approval of the United States Bankruptcy Court for the Northern District of Texas to enter into a Tranche B Term Loan in the principal amount of $5.0 million provided by Gryphon Master Fund, LP. This loan will provide seasonal borrowing capacity to Gadzooks as it seeks to emerge from bankruptcy protection during the first half of 2005. The Company and Gryphon consummated the loan shortly following the Court's approval thereof. In entering into this loan, the Company had the consent of its senior revolving credit facility lender, Wells Fargo Retail Finance, LLP.

The Company also announced that it reached an agreement in principle on the key terms of a plan of reorganization with its Official Committee of Unsecured Creditors, Official Committee of Equity Holders, and its Tranche B lender. The Company expects to file a plan of reorganization no later than November 6, 2004, and received from the Bankruptcy Court an extension of its exclusive period to file the plan through that date.

Last week, Gadzooks announced that it had entered into an agreement with six investment companies to provide $25.0 million in cash to the Company pursuant to a back-stopped rights offering of common stock. The backstop rights offering is expected to commence shortly after the confirmation of the Company plan of reorganization, which is currently anticipated to occur in early 2005.

Jerry Szczepanski, Chairman and Chief Executive Officer of Gadzooks said, "We are happy to communicate the completion of these important steps on the road to our emergence from Chapter 11. We appreciate the partnership and support shown by our senior lender Wells Fargo Retail Finance, our Tranche B lender, Gryphon Master Fund, our Unsecured Creditors and Equity Holder Committees and the investment companies providing the funding guaranty to the rights offering. Each of these parties has worked very hard to help us get to where we are today, and we look forward to moving ahead with the filing of a plan next week. Szczepanski continued, "With this new Tranche B funding and the Rights Offering, we expect our factors and key supporters to re-establish the financial partnerships we have had in the past."

Dallas based Gadzooks is a specialty retailer of casual clothing, accessories and shoes for 16-22 year old females. Gadzooks now operates 243 stores in 40 states.

This material includes "forward looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements include estimates, targets, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact. Although the Company believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. There are many factors that could cause forward looking statements not to be correct, including, without limitation, the risks and uncertainties set forth in the filings of the Company with the Securities and Exchange Commission, including the Company's most recent Annual Report on Form 10-K for the fiscal year ended January 31, 2004 and the risk that the transactions described in this press release will not be consummated and/or that the Company will be unable to successfully emerge from Chapter 11 bankruptcy. The Company does not undertake any obligation to update any forward looking statements contained in this material.